Free Writing Prospectus
Filed Pursuant to Rule 433

Registration Statement Nos. 333-227766, 333-227766-01 and 333-227766-02

FCFMOTA 2019-1&2 Investor Presentation March 2019

U.S. Floorplan Securitization Free Writing Prospectus Registration Statement Nos. 333-227766, 333-227766-01 and 333-227766-02 Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC (the "depositors") Ford Credit Floorplan Master Owner Trust A (the "issuer") This document constitutes a free writing prospectus for purposes of the Securities Act of 1933. The depositors have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositors have filed with the SEC for more complete information about the depositors, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, you may request that a copy of the prospectus be sent to you by calling toll-free 1-888-603-5847. 2 SECRET

Agenda U.S. U.S. U.S. Floorplan Floorplan Floorplan Transaction Master Trust Risk Management 4 8 16 26 32 41 Corporate Overview Ford Credit Appendix 3 FORD CREDIT CONTACT INFORMATION Karen Rocoff Investor Relations (313) 621-0965 krocoff@ford.com Information on Ford Motor Company: www.shareholder.ford.com Information on Ford Motor Credit Company: www.fordcredit.com/investor-center

U.S. Floorplan Transaction

Floorplan Transaction Transaction Issuer Participants And Potential Ford Credit Floorplan Master Owner Trust A Timing Depositors Ford Credit Floorplan Corporation Ford Credit Floorplan LLC Servicer and Sponsor Ford Motor Credit Company LLC Joint-Lead Managers (Active) Barclays Capital Inc. Credit Agricole Securities (USA) Inc. Lloyds Securities Inc. Citigroup Global Markets Inc. Mizuho Securities USA LLC Joint-Lead Managers (Passive) Expected Key Dates Item Indenture Trustee Owner Trustee The Bank of New York Mellon U.S. Bank Trust, National Association Thursday, March 28 Pre-Marketing Monday, April 1 Announce Transaction Backup Servicer Wells Fargo Bank, National Association Tuesday, April 2 Price Transaction Asset Representations Reviewer Clayton Fixed Income Services LLC Tuesday, April 9 Settlement Date 5 March / April 2019 S M T W T F S March 24 25 26 27 28 29 30 31 April 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27

Floorplan Transaction Transaction Structure – Series 2019-1 Credit enhancement includes subordinated notes, required subordinated amount, reserve amount and excess spread: • Expected Ratings Fitch Moody’s Class A Note Size $750 million (subject to change) Capital Structure Series Allocation* Payment Type Fixed Class A notes (Fixed) Class B notes (Fixed) Class C notes (Fixed)** Class D notes (Fixed)** Subordination Factor Total 76.00% 3.50% 5.00% 3.00% 12.50% AAAsf AAsf NR NR Aaa(sf) Aa1(sf) NR NR Benchmark Expected Final Interpolated Swaps March 15, 2022 Legal Final March 15, 2024 ERISA Eligible Yes 100.00% Method of Distribution Public Cash Reserve Total Class A Enhancement 0.35% 3-Month Payment Rate Trigger Payment Rate Below 25% *** 24.35% • FCFMOTA 2019–1 is structured to comply with U.S. Regulation RR (Risk Retention) * As a percent of the required pool balance allocated to the series ** The Class C and Class D notes are not being offered by the prospectus *** Subordination Factor will increase by 4 ppts, or the percentage required to be on deposit in the Reserve Fund will increase by the Step-Up Percentage 6

Floorplan Transaction Transaction Structure – Series 2019-2 Credit enhancement includes subordinated notes, required subordinated amount, reserve amount and excess spread: • Expected Ratings Fitch Moody’s Class A Note Size $250 million (subject to change) Capital Structure Series Allocation* Payment Type Fixed Class A notes (Fixed) Class B notes (Fixed) Class C notes (Fixed)** Class D notes (Fixed)** Subordination Factor Total 76.00% 3.50% 5.00% 3.00% 12.50% AAAsf AAsf NR NR Aaa(sf) Aa1(sf) NR NR Benchmark Expected Final Interpolated Swaps April 15, 2024 Legal Final April 15, 2026 ERISA Eligible Yes 100.00% Method of Distribution Public Cash Reserve Total Class A Enhancement 0.35% 3-Month Payment Rate Trigger Payment Rate Below 25% *** 24.35% • FCFMOTA 2019–2 is structured to comply with U.S. Regulation RR (Risk Retention) * As a percent of the required pool balance allocated to the series ** The Class C and Class D notes are not being offered by the prospectus *** Subordination Factor will increase by 4 ppts, or the percentage required to be on deposit in the Reserve Fund will increase by the Step-Up Percentage 7

U.S. Floorplan Master Trust

U.S. Floorplan Securitization Portfolio Overview • Ford Credit has been financing dealer vehicle inventory since 1959 and has been securitizing floorplan receivables since 1991 Ford’s goal is to maintain a profitable dealer network of Ford and Lincoln dealerships that deliver an innovative and engaging sales and service experience for our customers. At year-end 2018, Ford and Lincoln had approximately 3,250 dealers Over the past five years, Ford Credit financed 76% to 77% of Ford and Lincoln dealer new vehicle inventory Floorplan receivables are secured primarily by the financed vehicles, and payment is required when the vehicle is sold Ford Credit’s floorplan portfolio has historically experienced very low losses, primarily driven by strong risk management practices and servicing: • • • • – Continuous dealer monitoring of financial health, payment performance, vehicle collateral status and risk-based on-site inventory audits Use of proprietary risk rating assessment and behavioral scoring models Intensification of risk management actions as dealer risk increases Leveraging access to dealer information through Ford relationship – – – 9 SECRET

U.S. Floorplan Securitization Trust Overview • Ford Credit’s current floorplan securitization trust was established in 2001 as a master trust (similar to a revolving credit card securitization trust) and has issued more than 50 series Ford Credit offers floorplan asset-backed securities through various channels: • - - - Publicly registered transactions Rule 144A transactions Other private transactions 10 SECRET

U.S. Floorplan Securitization Performance Overview Floorplan Portfolio Net Losses (Recoveries) as a Percent of Average Principal Balance Trust Pool Net Losses (Recoveries) as a Percent of Average Principal Balance Trust Pool Dealer Risk Ratings Trust Pool 3-Month Average of Monthly Principal Payment Rate* upply** Group IV (Poor) 35% Group II 30% Jan-14 Jul-14 Jan-15 Jul-15 Jan-16 Jul-16 Jan-17 Jul-17 Jan-18 Jul-18 * The 3-month average monthly principal payment rate for a month equals the average of the monthly payment rate for that month and the prior two months ** Estimated days supply derived from payment rate 11 SECRET Payment Rate Percent of Principal Balance 65% Memo: 55% 45% 73 25% 120 143 15% 100% Other 90% 80% 70% 60% 50% Group III 40% 20% 10% Group I (Strong) 0% Dec-14 Dec-15 Dec-16 Dec-17 Dec-18 Days S Payment rate triggers Lowest 3-Month Average Payment Rate was 29.9% in February 2005 Losses 0.202% (0.008)% (0.004)% (0.004)% 2014 2015 2016 20172018 Recoveries Losses accept reassignment of receivables from “status” accounts 0.000% 0.000% 0.000% 0.000% 0.000% 2014 2015 2016 2017 2018 Recoveries 0.004% No Trust losses realized since inception because depositors elected to Highest Net Loss Percentage on Floorplan Portfolio since January 2004 was 0.353% in 2009

U.S. Floorplan Securitization Historical Balance Historical Trust Balance vs. Required Pool Balance (Bils) Trust Balance (excluding EFA) Required Pool Balance $21.1 $18.4 Cash funding required as a result of low Trust balance* Dec-08 Jun-09 Dec-09 Jun-10 Dec-10 Jun-11 Dec-11 Jun-12 Dec-12 Jun-13 Dec-13 Jun-14 Dec-14 Jun-15 Dec-15 Jun-16 Dec-16 Jun-17 Dec-17 Jun-18 Dec-18 * Excess funding account (EFA) has been funded periodically when the Trust balance declines below the required pool balance (for example, as a result of plant shutdowns or manufacturer vehicle marketing incentive programs) 12 SECRET

U.S. Floorplan Securitization Structure Overview Credit enhancement in the floorplan securitization program includes: • • • • Subordination of junior notes Available subordinated amount Cash reserve (0.40% of notes) Excess spread Structure also provides for 1:1 incremental subordination to cover any ineligible receivables and receivables in excess of the specified concentration limits Concentration Limit Incremental Subordination * (Mils) 25.0 0.0 0.0 0.0 0.0 179.0 - Ineligible receivables - Dealer concentration (5% for AutoNation) - Used vehicle concentration - Fleet concentration - Medium/Heavy truck concentration - Manufacturer concentration (2% for lower rated manufacturers) N/A 2% 20% 4% 2% 10% $ A Hard Credit Enhancement ~24.35% Total: $ 204.0 * As of December 31, 2018 13 SECRET Class A Notes ("AAA") % of Receivable Balance 76.0% 3.5% 5.0% 3.0% 12.5% Class B Notes ("AA") Class C Notes (“Not Rated") Class D Notes (“Not Rated") Available Subordinated Amount Reserve Account 0.35% Total Class Excess Spread

U.S. Floorplan Securitization Key Series Triggers • Enhancement Step-Up Trigger - If average monthly principal payment rate for the three preceding collection periods is less than 25%, subordination or reserve fund increases by 4 percentage points • Amortization Triggers - - Average monthly principal payment rate for the three preceding collection periods is less than 21% Cash balance in the excess funding account exceeds 30% of the adjusted invested amount of all series for three consecutive months Available subordinated amount is less than the required subordinated amount Bankruptcy, insolvency or similar events relating to the depositor, the issuer, Ford Credit or Ford Motor Company - - 14 SECRET

U.S. Floorplan Securitization Outstanding Series* Private Variable Funding Notes 144A Term Series 2013-2, 2014-3, 2015-3, 2016-2 Series 2006-1, 2014-5 Amount Outstanding ($Bils) Senior Hard Enhancement (AAA Notes) Maturity Ranges $0.0 25.75% March 2019 - January 2021 $1.7 24.27% March 2020 - March 2023 Trust Balance (Bils) • Private Variable Funding Notes (VFN) are used to manage seasonal fluctuations of Trust balance and provide an additional source of liquidity Total VFN capacity of $3.5 billion Total Trust balance of $20.7 billion Unfunded Assets $6.7 • • Total Funding $11.6 * As of February 28, 2019 15 Existing Subordination $2.4 SECRET $20.7 Public Term Series 2015-2, 2015-5, 2016-3, 2016-5, 2017-1, 2017-2, 2017-3, 2018-1, 2018-2, 2018-3, 2018-4 $9.9 24.35% - 25.35% July 2019 - November 2028

U.S. Floorplan Risk Management

U.S. Floorplan Risk Management Underwriting and Credit Personal guarantees from many dealers Review Process Dealer Structure • Dealers vary in size and complexity – from single store to multi-point/multi-franchise organizations Assets • • • Stocks, bonds, cash Non-dealer real estate Other assets, for example, boat, plane, jewelry and furniture • Many dealers use a holding company structure similar to the one shown here Collateral • The financed vehicles are the primary collateral for dealer floorplan loans • For many dealers, Ford Credit also obtains personal guarantees and secondary collateral in the form of additional dealer assets, including dealer-adjusted net worth and real estate equity Assets • Unfloored used inventory • Furniture, fixtures, parts, accessories and equipment Dealer net worth • Dealers have significant “skin in the game,” which provides a strong incentive for dealers to repay floorplan loans • Assets • Land • Buildings 17 SECRET Primary Collateral Financed new and used vehicles Real Estate Holding Company Secondary Collateral Dealer (Borrower) Secondary Collateral Dealer Principal Secondary Collateral Holding Company

U.S. Floorplan Risk Management Underwriting and Credit Review Process • A dealership seeking to finance its vehicle inventory with Ford Credit must submit a request for financing along with its financial and other information Ford Credit performs a thorough review of the dealer’s: • – – – – Business, legal and operations structure, including number of manufacturer franchises Credit information Financial statements or tax returns Types of vehicles in the dealer’s inventory and specialty services provided by the dealer for certain vehicles or customers, such as fleet • • Ford Credit evaluates the dealer’s financial resources and the amount and types of financing requested The financing extended to a dealer is tailored to suit the business and operational needs of the dealer and depends on the financial strength and nature of the dealer’s business Due to the ongoing nature of floorplan financing arrangements, Ford Credit periodically performs a credit review of each dealer, at least annually, following the similar process utilized to evaluate new dealer account originations • 18 SECRET

U.S. Floorplan Risk Management Dealer Risk Rating Assessment • Ford Credit evaluates new dealer account originations (using a proprietary scoring model), performs ongoing credit reviews of dealers and assigns risk ratings Consistent with the prospectus, dealer risk ratings are categorized into groups: • Group I II III IV Other Description Strong to superior financial metrics Fair to favorable financial metrics Marginal to weak financial metrics Poor financial metrics, may be uncollectible Includes dealers that have no dealer risk rating because Ford Credit only provides in-transit financing or because Ford Credit is in the process of terminating the financing for such dealer • Large sample size and significant historical experience have been analyzed to identify key indicators that predict a dealer’s ability to meet financial obligations, including capitalization and leverage, liquidity and cash flow, profitability, credit history and payment performance Ford Credit updated its dealer risk rating model in December 2015. Dealer risk model is validated regularly to ensure the integrity and performance of the model and is updated if necessary • • 19 SECRET

U.S. Floorplan Risk Management Monitor • • • • Payoffs Aged Inventory Overline Report Financial Statements Dealer Monitoring Strategy Dealers Monthly Accounts Review • Assess dealer risk and determine action plans Watch Report – Medium to High Risk • Formal review of action plans and results presented to senior management (plans may include more frequent physical audits) Intensive Care Unit (ICU) – High Risk No Further Action • • More experienced risk team Increased intensity surrounding action plans and timelines Watch Report Status • • On-site control Focus on asset protection ICU Liquidation • Focus on loss mitigation Status Liquidation 20 SECRET MAR Directed Action Plans Monitor Monthly Accounts Review (MAR)

U.S. Floorplan Risk Management Inventory Audits A dealer’s risk rating determines the scheduled frequency of on-site vehicle inventory audits: • Ford Credit engages a vendor to perform on-site vehicle inventory audits – – Size of an Audit team varies based on dealer locations and complexity Dealer group locations are typically audited same day • • • • • Dealer generally does not receive advance notice of an audit Strict controls set how often the same auditor may lead a dealer’s audit Ford Credit generally reconciles each audit the same day Immediate payment is required for any sold vehicle Ford Credit follows a robust quality assurance process to monitor the vendor’s performance 21 SECRET

U.S. Floorplan Risk Management Ford Credit Monitoring Actions If Ford Credit discovers any issues when monitoring a dealer, it may: • Increase frequency of on-site vehicle inventory audits or schedule an immediate on-site vehicle inventory audit Require curtailments, or monthly payments, on aged vehicle inventory Suspend credit lines Verify cash balances and organizational structure Assign Ford Credit dealership accounting specialists to perform an in-depth review of the dealership and validate the accuracy and completeness of financial statement(s) Meet with owners/guarantors Increase risk rating to trigger more extensive monitoring Discuss with Ford or Lincoln sales division to ensure an aligned approach • • • • • • • 22 SECRET

U.S. Floorplan Risk Management Dealer Status Procedures A dealer status is declared when: • Dealer does not satisfy a sold out-of-trust condition (payment not remitted to Ford Credit upon sale of vehicle) discovered during an audit Dealer fails to pay principal or interest Dealer bankruptcy Other circumstances that warrant immediate action • • • Once a status is declared Ford Credit may then: • • • • • • • • Suspend credit lines Maintain Ford Credit personnel on site Collect titles and keys Secure dealer inventory Issue payment demand letters Obtain liens on property of guarantors Increase the dealer’s floorplan interest rate Initiate legal action to exercise rights under the floorplan financing agreement 23 SECRET

U.S. Floorplan Risk Management Dealer Status Procedures (Cont.) If Ford Credit does not believe that a dealer can resolve a status situation, Ford Credit will: • • Liquidate vehicles and any available secondary collateral to obtain greatest value Continue collection efforts against personal and corporate guarantors Should liquidation be necessary, inventory is disposed through the following channels: • • • Transfer of vehicles to other dealers Repurchase by manufacturer and redistribution to other dealers Sale of vehicles at auction 24 SECRET

U.S. Floorplan Risk Management Captive Finance Company Benefits • Integrated Systems Enable Real Time Controls Other captive finance company benefits: • Ford Ford Credit - Access to monthly dealer financial statements allows monitoring of dealer financial strength Dealer monitoring by both Ford and Ford Credit Joint Ford and Ford Credit discussions with dealers on various aspects of the business Comparative dealership benchmarking between dealerships of like size or in similar markets 2. Information on sold vehicles reported to Ford Credit and matched to floorplan receivables North American Vehicle Information System Dealer Floorplan Receivables System - - 1. 3. Dealer reports vehicle sale to obtain: Dealer pays off floorplan receivables - - Warranty registration Manufacturer incentives - Dealer 25 SECRET

Corporate Overview

Creating Tomorrow, Together Passion for Product & Deep Customer Insight Fitness Metrics Culture & Values 27 Our People Operating Leverage Build, Partner, Buy Capital Efficiency Strong Balance Sheet Growth EBIT Margin ROIC Cash Flow Mobility Experiences Autonomous Technology Propulsion Choices Winning Portfolio Our Plan for Value Creation To become the world’s most trusted company, designing smart vehicles for a smart world. Our Aspiration Freedom of movement drives human progress. Our Belief

Strategic Highlights profitability 28 Redesign of our global salaried workforce to increase effectiveness and efficiency complete in 2Q Began consultation with labor partners on restructuring and redesign of European operations to reach sustainable Russia business under strategic review Auto structural costs flat in 2018 YoY versus average annual increase of $1.7 billion 2013 - 2017 Entered into alliance with VW to develop medium-sized pickup trucks and commercial vans Fitness Mobility Experiences Acquired e-scooter company SPIN to deliver first-mile / last-mile mobility solutions Announced plan to deploy cellular vehicle-to-everything technology (C-V2X) in all-new vehicles in the U.S. beginning in 2022 Autonomous Technology Miami AV drive highlighting technology and business models for moving people and goods – exceeded expectations Propulsion Choices Explorer: America’s all-time best-selling SUV. All-new in 2019 with performance-tuned ST and no-compromise hybrid. Hybrid is the first of our next generation of advanced hybrids that provide both capability and efficiency New all-electric utility to be revealed this year and go on sale in 2020 Early work started on all-electric F-150 Winning Portfolio F-Series: Over 1 million sold globally in 2018; largest-ever lead on competition; ATPs about $2k higher than segment Ranger: In the U.S., launched Ranger, the second best selling medium pickup outside of the U.S. All-new Focus in China: Higher ATP than segment; new mid-size SUV Territory in dealer showrooms by the end of January All-new Shelby GT500 revealed, most powerful street legal Ford in history

FY 2018 Company Results (Mils) • FY Company adj. EBIT of $7B driven by Auto and Ford Credit; YoY decline of $2.6B largely explained by lower China and Europe results in Auto $7,002 • Loss at Mobility due to planned investment increases for development of autonomous vehicle business and mobility services $3,677 $(373) • Corporate Other reflects Corporate governance costs offset partially by Auto interest income $(674) $(668) $(1,228) $(1,429) Taxes / Non-Controlling Net Income (GAAP) Auto Mobility Ford CreditCorporate Other Company Adj. EBIT* Interest On Debt Special Items • Special Items mainly non-cash pre-tax mark-to-market adjustment for global pension and OPEB plans and charges for personnel separations B / (W) FY 2017 $(2,662) $(375) $317 $84 $(2,636) $(38) $(1,140) $(240) $(4,054) * See Appendix for reconciliation to GAAP and definitions 29 $5,422 $2,627

FY 2018 Automotive EBIT By Region (Mils) • FY Automotive EBIT of $5.4B driven by North America $7,607 • North America EBIT lower YoY due to higher warranty cost • Operations outside North America at an EBIT loss of $2.2B, compared to last year’s breakeven result. Loss driven by Asia Pacific (China), South America and Europe $(7) $(398) • Non-North America YoY decline represents over 80% of lower Auto EBIT; results down $1.7B in China and $0.8B in Europe $(678) $(1,102) North America South America Middle East & Africa Asia Pacific Automotive Europe B / (W) FY 2017 $(2,662) $(450) $75 $(765) $239 $(1,761) 30 $5,422 $(2,185)

Company Key Metrics Summary FOURTH QUARTER • All 4Q key metrics lower YoY except revenue; mainly reflects performance in China and Europe FULL YEAR Wholesales (000) Market Share (Pct) • Company adj. EBIT at $1.5B, down $0.6B; adj. EBIT margin at 3.5%, down 1.4 ppts Revenue (Bils) Net Income (Bils) Net Income Margin (Pct) EPS (Diluted) Cash Flows From Op. Activities (Bils) • Company adj. EPS at $0.30, down $0.09; adj. effective tax rate of negative 4.0% • Company adj. operating cash flow at $1.5B, down $0.7B due primarily to lower EBIT Company Adj. EBIT* (Bils) Company Adj. EBIT Margin* (Pct) Adjusted EPS* (Diluted) Company Adj. Op. Cash Flow* (Bils) Adjusted Cash Conversion* Adjusted ROIC* (Trailing Four Qtrs) • Net income loss of $0.1B, down $2.6B; includes negative $0.9B non-cash pre-tax mark-to-market adjustment for global pension and OPEB plans * See Appendix for reconciliation to GAAP, calculations and definitions 31 $9.6 6.1% $ 1.78 4.2 43% 11.8% $7.0$ (2.6) 4.4%(1.7) ppts $1.30$ (0.48) 2.8(1.4) 40%(3) ppts 7.1%(4.7) ppts $2.0 4.9% $ 0.39 2.2 43% 11.8% $1.5$ (0.6) 3.5%(1.4) ppts $0.30$ (0.09) 1.5(0.7) 40%(3) ppts 7.1%(4.7) ppts Non-GAAP $ 156.8 7.7 4.9% $ 1.93 18.1 $160.32% 3.7$ (4.1) 2.3%(2.6) ppts $0.92$ (1.01) 15.0(3.1) $ 41.3 2.5 6.1% $ 0.63 3.1 $41.81% (0.1)$ (2.6) (0.3) %(6.4) ppts $(0.03)$ (0.66) 1.4(1.8) GAAP 6,607 7.0% 5,982(9) % 6.3%(0.7) ppts 1,749 6.6% 1,474(16) % 5.9%(0.7) ppts 2017 H / (L) 2018 2017 H / (L) 2018

Ford Credit

Ford Credit --A Strategic Asset Earnings Before Taxes Distributions $4.9 $3.7 $2.9 $3.1 $2.6 $2.5 $2.5 $2.4 $2.3 $2.0 $1.7 $2.1 $2.1 $2.0 $2.0 $1.9 $1.9 $1.8 $1.2 $(2.6) 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 33 Over The Last 20 Years, Ford Credit Generated $43 Billion In Earnings Before Taxes And $28 Billion In Distributions

Ford Credit Key Metrics FOURTH QUARTER FULL YEAR Net Receivables (Bils) Managed Receivables* (Bils) Loss-to-Receivables** (LTR) Auction Values*** Earnings Before Taxes (EBT) (Mils) ROE (Pct) Strong 4Q and best FY EBT in 8 years U.S. consumer credit metrics healthy with improved LTR Balance sheet and liquidity remain strong; managed leverage within target range of 8:1 to 9:1 Debt (Bils) Liquidity (Bils) Financial Statement Leverage (to 1) Managed Leverage* (to 1) * See Appendix for reconciliation to GAAP and definitions ** U.S. retail and lease *** U.S. 36-month off-lease fourth quarter auction values at 4Q 2018 mix, full year auction values at FY 2018 mix 34 SECRET $138 $30 8.7 8.0 $1402% $27(7) % 9.40.7 8.80.8 Other Balance Sheet Metrics $143 $151 53 bps $17,430 $ 2,310 22% $1463% $1553% 46 bps(7) bps $18,0554% $ 2,627$ 317 14%(8) ppts $143 $151 60 bps $17,505 $610 50% $1463% $1553% 55 bps(5) bps $17,8652% $663$53 14%(36) ppt 2017 H / (L) 2018 2017 H / (L) 2018

4Q 2018 Net Receivables Mix (Bils) Net Investment in Operating Leases Consumer Financing Non-Consumer Financing $146.3 $115.6 Operating lease portfolio was 19% of total net receivables U.S. and Canada represent 99% of operating lease portfolio $25.5 $5.2 Total Americas Europe Asia Pacific 35 SECRET $15.5 $9.6 $27.0 $56.5 $32.1 4Q 2018 H/(L) 2017 (Pct.) (Ppts.) SUV / CUV 56 1 Truck 27 4 Car 17 (5) $27.4 $75.8 $43.1

U.S. Origination Metrics Retail and Lease FICO® and Higher Risk Mix (Pct) Higher Risk Portfolio Mix Average Placement FICO 746 746 741 740 739 Disciplined and consistent underwriting practices 6% 6% 6% 6% 5% Portfolio quality evidenced by FICO scores and steady risk mix 2014 2015 2016 Retail Contract Terms 2017 2018 Extended-term contracts relatively small part of our business Retail > 84 Months Mix Average Retail Placement Term 65 mo 65 mo 65 mo 64 mo 62 mo 4% 2% 1% 0% 0% 2014 2015 2016 2017 2018 36 SECRET

U.S. Retail And Lease Credit Loss Drivers Over-60-Day Delinquencies (excl. Bankruptcies) Repossessions (000) and Repo. Rate (Pct) Repo. Rate Repossessions 1.13% 1.09% 1.06% 1.05% 0.98% 0.15% 0.14% 0.14% 0.12% 0.12% Delinquencies and repossessions remain low 36 36 33 28 28 Charge-offs and LTR improved YoY 2014 2015 2016 2017 2018 2014 2015 2016 2017 2018 Strong loss metrics reflect healthy consumer credit conditions Severity (000) Charge-Offs (Mils) and LTR Ratio (Pct) LTR Ratio Charge-Offs 0.53% $10.3 0.47% 0.46% $10.1 $10.0 0.33% 0.27% $8.9 $382 $348 $324 $7.9 $206 $146 2014 2015 2016 2017 2018 2014 2015 2016 2017 2018 2307 SECRET

Funding Structure – Managed Receivables* (Bils) 2016 Dec 31 2017 Dec 31 2018 Dec 31 T erm Debt (incl. Bank Borrowings) T erm Asset-Backed Securities Commercial Paper Ford Interest Advantage / Deposits Other Equity Adjustments For Cash T otal Managed Receivables $ 66 50 4 6 9 13 (11) $ 75 53 5 5 9 16 (12) $ 70 60 4 6 10 15 (10) • Funding is diversified across platforms and markets • Well capitalized with a strong balance sheet and ample liquidity $ 137 $ 151 $ 155 Securitized Funding as Pct of Managed Receivables 37% 35% 39% * See Appendix for definitions and reconciliation to GAAP 38

Public Term Funding Plan* (Bils) 2016 Actual 2017 Actual 2018 Actual 2019 Forecast** Unsecured --Currency of issuance (USD Equivalent) USD CAD EUR / GBP Other T otal unsecured Securitizations T otal public $ 9 1 3 $ 10 2 3 $ 6 1 4 $ 9 - 12 1 - 2 3 - 4 1 1 1 1 $ $ 14 13 $ $ 16 15 $ $ 13 14 $ $ 14 - 19 13 - 15 $ 28 $ 32 $ 27 $ 27 - 33 * Numbers may not sum due to rounding; see Appendix for definitions ** As of January 23, 2019 39

Cautionary Note On Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • • • • • • • • • • • • • • • • • Ford’s long-term competitiveness depends on the successful execution of fitness actions; Industry sales volume, particularly in the United States, Europe, or China, can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event; Ford’s new and existing products and mobility services are subject to market acceptance; Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; Ford may face increased price competition resulting from industry excess capacity, currency fluctuations, or other factors; Fluctuations in commodity prices, foreign currency exchange rates, and interest rates can have a significant effect on results; With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including Brexit; Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor disputes, natural or man-made disasters, financial distress, production difficulties, or other factors; Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, and other regulations that may change in the future; Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; Operational systems, security systems, and vehicles could be affected by cyber incidents; Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; Ford Credit could face increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and Ford Credit could be subject to new or increased credit regulations, consumer or data protection regulations, or other regulations. • • • We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. 40

Appendix

Appendix – Floorplan U.S. Floorplan Portfolio Performance Ford Credit Portfolio * Average principal balance is the average of the principal balances of the receivables at the beginning of each month in the period indicated ** Net losses in any period are gross losses, including actual losses and estimated losses, less any recoveries, including actual recoveries and reductions in the amount of estimated losses, in each case, for the period. This loss experience takes into account financial assistance provided by Ford to dealers in limited instances. If Ford does not provide this assistance in the future, the loss experience of Ford Credit’s dealer floorplan portfolio may be adversely affected. This loss experience also reflects recoveries from dealer assets other than the financed vehicles. However, because the interest of the trust in any other dealer assets will be subordinated to Ford Credit’s interest in those assets, the net losses experienced by the trust may be higher *** Liquidations represent payments and net losses that reduce the principal balance of the receivables for the period indicated 42 SECRET Year ended December 31, 2018 2017 2016 2015 2014 (Dollars in Millions) Average principal balance* $23,250 $22,519 $22,312 $19,261 $19,072 Net losses (recoveries)** $46.9 $(0.9) $0.9 ($0.7) ($1.5) Net losses (recoveries)/average principal balance 0.202% (0.004)% 0.004% (0.004)% (0.008)% Liquidations*** $116,325 $114,264 $109,982 $108,187 $97,427 Net losses (recoveries)/liquidations 0.040% (0.001)% 0.001% (0.001)% (0.002)%

Appendix – Floorplan U.S. Floorplan Product Features • Interest and other administrative charges are billed and payable monthly in arrears and less than a year for program and used vehicles Insurance Company and the remainder purchase it from other insurance companies 43 SECRET •Comprehensive insurance coverage for the financed vehicles is mandatory and generally is included with the financing •Over half of the dealers purchase collision coverage through Ford Credit from The American Road •In-Transit vehicles are also covered by comprehensive insurance arranged by Ford Insurance •Ford Credit requires higher risk dealers to make periodic principal payments, or “curtailments,” prior to the sale or lease of the related vehicle •The amount of monthly curtailment payments is 10% of the amount financed on a vehicle, starting after a specified period of time after the vehicle is financed, over a year for new and demonstrator vehicles •Application of the curtailment policy to a particular dealer may be modified or waived by the appropriate approval authority Curtailment Terms •Principal due generally upon sale of related vehicle Payment Terms •New vehicles – 100% of invoice amount, including taxes, destination charges, and dealer holdback •Auction vehicles – auction price plus auction fee, transportation, and taxes •Used vehicles – up to 100% of wholesale value (as determined by selected trade publications) Advance Rates

Appendix – Floorplan U.S. Floorplan Product Features (Cont.) • Not a strict credit limit and Ford Credit typically permits dealers to exceed their new vehicle credit lines • Ford Credit generally sets vehicle credit lines below anticipated peak inventory levels • Strictly monitored credit limit and Ford Credit generally does not allow dealers to exceed their used * In-transit floorplan receivable is created at vehicle shipment to dealer ** New floorplan receivable is created on the date the vehicle is delivered to the dealer 44 SECRET •Based on a 30 to 45-day vehicle supply depending on dealer risk rating vehicle credit lines without specific approval Used Vehicle Lines •Based on a 60-day vehicle supply for business reasons, including seasonal variations in sales patterns New Vehicle Lines** •Prime rate plus a spread (which may be negative) agreed upon by Ford and Ford Credit •The spread has ranged from approximately -0.70% to 0.30% per annum over the past five years In-transit Vehicle Adjustment Fee* •Prime rate plus generally 1.50% for both new and used vehicles •Floorplan rates are not risk based Floorplan Interest Rate

Appendix – Floorplan U.S. Floorplan Trust Legal Structure Ford Motor Company Ford Motor Credit Company LLC (Sponsor, Servicer and Administrator) Ford Credit Floorplan LLC (Depositor) Ford Credit Floorplan Corp. (Depositor) Ford Credit Floorplan Master Owner Trust A (Issuer) Clayton Fixed Income Services LLC (Asset Representations Reviewer) The Bank of New York Mellon (Indenture Trustee) Wells Fargo Bank, N.A. (Back-up Servicer)* US Bank (Owner Trustee) Outstanding Series * The servicer may terminate the back-up servicer, without being required to appoint a successor back-up servicer, if the long-term debt ratings of Ford Credit are at least "BBB-" from Standard & Poor's and "Baa3" from Moody's 45

Company Special Items (Mils) 4Q FY 2017 2018 2017 2018 Pension and OPEB gain / (loss) Year end net pension and OPEB remeasurement Other pension remeasurement Pension curtailment Total Pension and OPEB gain / (loss) $ (162) - 354 $ (877) - - $ (162) - 354 $ (877) 26 15 $ 192 $ (877) $ 192 $ (836) Separation-related actions $ (38) $ (262) $ (297) $ (537) Other Items San Luis Potosi plant cancellation Next-generation Focus footprint change Focus Active cancellation Chariot closure Total Other Items $ - (2) - - $ - - - (40) $ 41 (225) - - $ - (9) (7) (40) $ (2) $ (40) $ (184) $ (56) Total pre-tax special items $ 152 $ (1,179) $ (289) $ (1,429) Tax special items $ 819 $ (141) $ 897 $ (88) 46

Company Adjusted ROIC (Bils) 2014 2015 2016 2017 2018 Adjusted Net Operating Profit After Cash Tax Net income attributable to Ford Add: Non-controlling interest Less: Income tax Add: Cash tax Less: Interest on debt Less: Total pension / OPEB income / (cost) Add: Pension / OPEB service costs Net operating profit after cash tax Less: Special items (excl. pension / OPEB) pre-tax Adj. net operating profit after cash tax Invested Capital $ 1.3 (0.0) (0.0) (0.5) (0.9) (4.4) (1.0) $ 7.3 (0.0) (2.9) (0.6) (0.8) (0.5) (1.2) $ 4.6 0.0 (2.2) (0.7) (1.0) (2.7) (1.0) $ 7.7 0.0 (0.4) (0.6) (1.2) 0.6 (1.1) $ 3.7 0.0 (0.7) (0.8) (1.2) (0.4) (1.2) $ 5.1 (1.9) $ 9.8 0.2 $ 8.6 (0.6) $ 7.0 (0.5) $ 4.0 (0.6) $ 7.0 $ 9.6 $ 9.2 $ 7.5 $ 4.6 Equity Redeemable non-controlling interest Debt (excl. Ford Credit) Net pension and OPEB liability Invested capital (end of period) Average invested capital Adjusted ROIC (Non-GAAP)* $ 25.1 0.3 14.5 16.2 $ 29.2 0.1 13.4 13.9 $ 29.7 0.1 16.5 14.7 $ 35.6 0.1 16.5 12.8 $ 36.0 0.1 14.1 11.9 $ 56.1 $ 56.6 $ 61.1 $ 65.0 $ 62.1 $ 57.2 $ 55.6 $ 58.5 $ 63.4 $ 64.0 12.3% 17.3% 15.7% 11.8% 7.1% * Calculated as the sum of adjusted net operating profit after cash tax from the last four quarters, divided by the average invested capital over the last four quarters 47

Company Net Income Reconciliation To Adjusted 4Q EBIT (Mils) FY 2017 2018 2017 2018 Net income / (Loss) attributable to Ford (GAAP) Income / (Loss) attributable to non-controlling interests $ 2,520 4 $ (116) 4 $ 7,731 26 $ 3,677 18 Net income / (Loss) Less: (Provision for) / Benefit from income taxes $ 2,524 652 $ (112) (95) $ 7,757 (402) $ 3,695 (650) Income / (Loss) before income taxes Less: Special items pre-tax $ 1,872 152 $ (17) (1,179) $ 8,159 (289) $ 4,345 (1,429) Income / (Loss) before special items pre-tax Less: Interest on debt $ 1,720 (308) $ 1,162 (295) $ 8,448 (1,190) $ 5,774 (1,228) Adjusted EBIT (Non-GAAP) $ 2,028 $ 1,457 $ 9,638 $ 7,002 Memo: Revenue (Bils) $ 41.3 $ 41.8 $ 156.8 $ 160.3 Net income margin (GAAP) (Pct) 6.1% (0.3)% 4.9% 2.3% Adjusted EBIT Margin (Pct) 4.9% 3.5% 6.1% 4.4% 48

Company Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Operating Cash Flow (Mils) 4Q FY 2017 2018 2017 2018 Net cash provided by / (used in) operating activities (GAAP) $ 3,147 $ 1,357 $ 18,096 $ 15,022 Less: Items not included in Company Adjusted Operating Cash Flows Ford Credit operating cash flows Funded pension contributions Separation payments Other, net Items included in Company Adjusted Operating Cash Flows (174) (714) (181) (25) (1,232) (153) (117) (21) 9,300 (1,434) (281) (52) 8,171 (437) (179) 65 Add: Automotive and Mobility capital spending Ford Credit distributions Settlement of derivatives Pivotal conversion to a marketable security (2,103) - 107 - (2,102) 660 70 - (7,004) 406 217 - (7,737) 2,723 132 263 Company adjusted operating cash flow (Non-GAAP) $ 2,244 $ 1,507 $ 4,182 $ 2,781 49

Company Reconciliation To Company Adjusted Operating Cash Trailing Five Quarters (Mils) Flow 4Q 2017 1Q 2018 2Q 2018 3Q 2018 4Q 2018 Net cash provided by / (Used in) operating activities (GAAP) $ 3,147 $ 3,514 $ 4,972 $ 5,179 $1,357 Less: Items Not Included in Company Adjusted Operating Cash Flows Ford Credit operating cash flows Funded pension contributions Separation payments Other, net (174) (714) (181) (25) (315) (88) (16) 53 5,907 (72) (18) (112) 3,811 (123) (28) 146 (1,232) (153) (117) (21) Add: Items Included in Company Adjusted Operating Cash Flows Automotive and Mobility capital spending Ford Credit distributions Settlement of derivatives Pivotal conversion to a marketable security Company adjusted operating cash flow (Non-GAAP) (2,103) - 107 - (1,769) 1,013 (161) - (1,898) 450 114 263 (1,968) 600 109 - (2,102) 660 70 - $ 2,244 $ 2,963 $ (1,804) $ 115 $ 1,507 Cash Conversion Calculation Company Adj. operating cash flow (Non-GAAP) (sum of T railing Four Qtrs) Adj. EBIT (Non-GAAP) (sum of T railing Four Qtrs) Adj. cash conversion (Non-GAAP) (T railing Four Qtrs)* $ $ 4,182 9,638 43% $ $ 2,781 7,002 40% * Most comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities divided by Net Income Attributable to Ford is equivalent to 234% in 2017 and 409% in 2018 50

Company Earnings Per Share Per Share Reconciliation To Adjusted Earnings 4Q FY 2017 2018 2017 2018 Diluted After-T ax Results (Mils) Diluted after-tax results (GAAP) Less: Impact of pre-tax and tax special items Adjusted net income – diluted (Non-GAAP) $ 2,520 971 $ (116) (1,320) $ 7,731 608 $ 3,677 (1,517) $ 1,549 $ 1,204 $ 7,123 $ 5,194 Basic and Diluted Shares (Mils) Basic shares (average shares outstanding) Net dilutive options, unvested restricted stock units and restricted stock Diluted shares 3,973 27 3,970 27 3,975 23 3,974 24 4,000 3,997 3,998 3,998 Earnings per share – diluted (GAAP)* Less: Net impact of adjustments Adjusted earnings per share – diluted (Non-GAAP) $ 0.63 0.24 $ (0.03) (0.33) $ 1.93 0.15 $ 0.92 (0.38) $ 0.39 $ 0.30 $ 1.78 $ 1.30 * The 2018 fourth quarter calculation of Earnings Per Share - Diluted (GAAP) excludes the 27 million shares of net dilutive options, unvested restricted stock units and restricted stock due to their antidilutive effect 51

Company Effective Tax Rate Tax Rate Reconciliation To Adjusted Effective 2018 Memo: FY 2017 4Q FY Pre-Tax Results (Mils) Income / (Loss) before income taxes (GAAP) Less: Impact of special items Adjusted earnings before taxes (Non-GAAP) $ (17) (1,179) $ 4,345 (1,429) $ 8,159 (289) $ 1,162 $ 5,774 $ 8,448 Taxes (Mils) (Provision for) / Benefit from income taxes (GAAP) Less: Impact of special items Adjusted (provision for) / benefit from income taxes (Non-GAAP) $ (95) (141) $ (650) (88) $ (402) 897 $ 46 $ (562) $ (1,299) Tax Rate (Pct) Effective tax rate (GAAP) Adjusted effective tax rate (Non-GAAP) (558.8)% (4.0)% 15.0% 9.7% 4.9% 15.4% 52

Ford Credit Liquidity Sources* (Bils) 2016 Dec 31 2017 Dec 31 2018 Dec 31 Liquidity Sources Cash Committed ABS facilities Other unsecured credit facilities Ford corporate credit facility allocation T otal liquidity sources Utilization of Liquidity $ 10.8 34.6 2.5 $ 11.8 33.4 3.3 $ 10.2 35.4 3.0 3.0 3.0 3.0 $ 50.9 $ 51.5 $ 51.6 Securitization cash Committed ABS facilities Other unsecured credit facilities Ford corporate credit facility allocation T otal utilization of liquidity $ (3.4) (19.9) (0.7) $ (3.8) (17.2) (1.1) $ (3.0) (20.7) (0.7) - - - $ (24.0) $ (22.1) $ (24.4) Gross liquidity Adjustments Net liquidity available for use $ 26.9 $ 29.4 $ 27.2 0.1 0.1 0.1 $ 27.0 $ 29.5 $ 27.3 * See Appendix for definitions 53

Ford Credit Total Net Receivables Reconciliation To Managed Receivables (Bils) 2016 Dec 31 2017 Dec 31 2018 Dec 31 Ford Credit finance receivables, net (GAAP)* Net investment in operating leases (GAAP)* Consolidating adjustments** T otal net receivables $ 96.2 27.2 $ 108.4 26.7 7.6 $ 109.9 27.4 8.9 6.8 $ 130.2 $ 142.7 $ 146.3 Ford Credit unearned interest supplements and residual support Allowance for credit losses Other, primarily accumulated supplemental depreciation T otal managed receivables (Non-GAAP) 5.3 0.5 0.9 6.1 0.7 1.0 6.8 0.7 1.1 $ 136.9 $ 150.5 $ 154.9 * Includes finance receivables (retail and wholesale) sold for legal purposes and net investment in operating leases included in securitization transactions that do not satisfy the requirements for accounting sale treatment. These receivables and operating leases are reported on Ford Credit’s balance sheet and are available only for payment of the debt issued by, and other obligations of, the securitization entities that are parties to those securitization transactions; they are not available to pay the other obligations of Ford Credit or the claims of Ford Credit’s other creditors ** Primarily includes Automotive segment receivables purchased by Ford Credit which are classified to Trade and other receivables on our consolidated balance sheet. Also includes eliminations of intersegment transactions 54

Ford Credit Financial Statement Leverage (Bils) Reconciliation To Managed Leverage 2016 Dec 31 2017 Dec 31 2018 Dec 31 Leverage Calculation T otal debt* Adjustments for cash** Adjustments for derivative accounting*** T otal adjusted debt $ 126.5 (10.8) $ 137.8 (11.8) - $ 140.1 (10.2) 0.2 (0.3) $ 115.4 $ 126.0 $ 130.1 Equity**** Adjustments for derivative accounting*** T otal adjusted equity $ 12.8 (0.3) $ 15.9 (0.1) $ 15.0 (0.2) $ 12.5 $ 15.8 $ 14.8 Financial statement leverage (to 1) (GAAP) Managed leverage (to 1) (Non-GAAP) 9.9 9.2 8.7 8.0 9.4 8.8 * Includes debt issued in securitization transactions and payable only out of collections on the underlying securitized assets and related enhancements. Ford Credit holds the right to receive the excess cash flows not needed to pay the debt issued by, and other obligations of, the securitization entities that are parties to those securitization transactions ** Cash and cash equivalents, and Marketable securities reported on Ford Credit’s balance sheet, excluding amounts related to insurance activities *** Related primarily to market valuation adjustments to derivatives due to movements in interest rates. Adjustments to debt are related to designated fair value hedges and adjustments to equity are related to retained earnings **** Total shareholder’s interest reported on Ford Credit’s balance sheet 55

Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income attributable to Ford) – Earnings before interest and taxes (EBIT) includes non-controlling interests and excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel and dealer-related costs stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income Margin) – Company Adjusted EBIT margin is Company adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) – Measure of Company’s diluted net earnings per share adjusted for impact of pre-tax special items (described above), and tax special items. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of underlying run rate of our business. When we provide guidance for adjusted earnings per share, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. 56

Non-GAAP Financial Measures That Supplement GAAP Measures • Company Adjusted Operating Cash Flow (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, separation payments, and other items that are considered operating cash outflows under U.S. GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company adjusted operating cash flow, we do not provide guidance for net cash provided by/(used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by/(used in) our operating activities. • Adjusted Cash Conversion (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities divided by Net Income Attributable to Ford) – Company Adjusted Cash Conversion is Company adjusted operating cash flow divided by Adjusted EBIT. This non-GAAP measure is useful to management and investors because it allows users to evaluate how much of Ford's Adjusted EBIT is converted into cash flow. • Adjusted ROIC – This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit after cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension/OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension/OPEB liability. • Ford Credit Managed Receivables – (Most Comparable GAAP Measure: Net Finance Receivables plus Net Investment in Operating Leases) – Measure of Ford Credit’s Total net receivables, excluding unearned interest supplements and residual support, allowance for credit losses, and other (primarily accumulated supplemental depreciation). The measure is useful to management and investors as it closely approximates the customer’s outstanding balance on the receivables, which is the basis for earning revenue. • Ford Credit Managed Leverage (Most Comparable GAAP Measure: Financial Statement Leverage) – Ford Credit’s debt-to-equity ratio adjusted (i) to exclude cash, cash equivalents, and marketable securities (other than amounts related to insurance activities), and (ii) for derivative accounting. The measure is useful to investors because it reflects the way Ford Credit manages its business. Cash, cash equivalents, and marketable securities are deducted because they generally correspond to excess debt beyond the amount required to support operations and on-balance sheet securitization transactions. Derivative accounting adjustments are made to asset, debt, and equity positions to reflect the impact of interest rate instruments used with Ford Credit’s term-debt issuances and securitization transactions. Ford Credit generally repays its debt obligations as they mature, so the interim effects of changes in market interest rates are excluded in the calculation of managed leverage. 57

Company Definitions And Calculations Automotive Records • References to Automotive records for EBIT margin and business units are since at least 2009 Wholesales and Revenue • Wholesale unit volumes include all Ford and Lincoln badged units (whether produced by Ford or by an unconsolidated affiliate) that are sold to dealerships, units manufactured by Ford that are sold to other manufacturers, units distributed by Ford for other manufacturers, and local brand units produced by our China joint venture, Jiangling Motors Corporation, Ltd. (“JMC”), that are sold to dealerships. Vehicles sold to daily rental car companies that are subject to a guaranteed repurchase option (i.e., rental repurchase), as well as other sales of finished vehicles for which the recognition of revenue is deferred (e.g., consignments), also are included in wholesale unit volumes. Revenue from certain vehicles in wholesale unit volumes (specifically, Ford badged vehicles produced and distributed by our unconsolidated affiliates, as well as JMC brand vehicles) are not included in our revenue Industry Volume and Market Share • Industry volume and market share are based, in part, on estimated vehicle registrations; includes medium and heavy duty trucks SAAR • SAAR means seasonally adjusted annual rate Company Cash • Company cash includes cash, cash equivalents, marketable securities and restricted cash; excludes Ford Credit’s cash, cash equivalents, marketable securities and restricted cash Market Factors • Volume and Mix – primarily measures EBIT variance from changes in wholesale volumes (at prior-year average contribution margin per unit) driven by changes in industry volume, market share, and dealer stocks, as well as the EBIT variance resulting from changes in product mix, including mix among vehicle lines and mix of trim levels and options within a vehicle line Net Pricing – primarily measures EBIT variance driven by changes in wholesale prices to dealers and marketing incentive programs such as rebate programs, low-rate financing offers, special lease offers and stock accrual adjustments on dealer inventory Market Factors exclude the impact of unconsolidated affiliate wholesales • • Note: Calculated results may not sum due to rounding 58

Ford Credit Definitions And Calculations Adjustments (as shown on the Liquidity Sources chart) • Include certain adjustments for asset-backed capacity in excess of eligible receivables and cash related to the Ford Credit Revolving Extended Variable-utilization program (“FordREV”), which can be accessed through future sales of receivables Cash (as shown on the Funding Structure, Liquidity Sources and Leverage charts) • Cash and cash equivalents and Marketable securities reported on Ford Credit’s balance sheet, excluding amounts related to insurance activities Committed Asset-Backed Security (“ABS”) Facilities (as shown on the Liquidity Sources chart) • Committed ABS facilities are subject to availability of sufficient assets, ability to obtain derivatives to manage interest rate risk, and exclude FCE Bank plc (“FCE”) access to the Bank of England’s Discount Window Facility Earnings Before Taxes (EBT) • Reflects Income before income taxes as reported on Ford Credit’s income statement ROE (as shown on the Key Metrics chart) • Reflects an annualized return on equity. This metric is calculated by taking net income for the period divided by average equity for the period and annualizing the result by dividing by the number of days in the quarter and multiplying by 365 Securitizations (as shown on the Public Term Funding Plan chart) • Public securitization transactions, Rule 144A offerings sponsored by Ford Motor Credit, and widely distributed offerings by Ford Credit Canada Securitization Cash (as shown on the Liquidity Sources chart) • Securitization cash is cash held for the benefit of the securitization investors (for example, a reserve fund) Term Asset-Backed Securities (as shown on the Funding Structure chart) • Obligations issued in securitization transactions that are payable only out of collections on the underlying securitized assets and related enhancements Total Debt (as shown on the Leverage chart) • Debt on Ford Credit’s balance sheet. Includes debt issued in securitizations and payable only out of collections on the underlying securitized assets and related enhancements. Ford Credit holds the right to receive the excess cash flows not needed to pay the debt issued by, and other obligations of, the securitization entities that are parties to those securitization transactions Total Net Receivables (as shown on the Total Net Receivables Reconciliation To Managed Receivables chart) • Includes finance receivables (retail and wholesale) sold for legal purposes and net investment in operating leases included in securitization transactions that do not satisfy the requirements for accounting sale treatment. These receivables and operating leases are reported on Ford Credit’s balance sheet and are available only for payment of the debt issued by, and other obligations of, the securitization entities that are parties to those securitization transactions; they are not available to pay the other obligations of Ford Credit or the claims of Ford Credit’s other creditors Unallocated Other (as shown on the EBT By Segment chart) • Items excluded in assessing segment performance because they are managed at the corporate level, including market valuation adjustments to derivatives and exchange-rate fluctuations on foreign currency-denominated transactions 59